Exhibit No. 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Optelecom, Inc. on Form S-3 of our report dated March 20, 1998, appearing in the Annual Report on Form 10-K of Optelecom, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP Washington, D.C.
May 20, 1998




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